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                      SECURITIES AND EXCHANGE COMMISSION

                             WASHINGTON, D.C. 20549

                             ----------------------

                                    FORM 8-K

                                 CURRENT REPORT
                       PURSUANT TO SECTION 13 OR 15(D) OF
                      THE SECURITIES EXCHANGE ACT OF 1934

               Date of Report (Date of earliest event reported):
                     November 20, 2003 (November 20, 2003)

                            ----------------------

                           COMMUNITY BANCSHARES, INC.
             (Exact Name of Registrant as Specified in Its Charter)

         DELAWARE                     0-16461                    63-0868361
(State or Other Jurisdiction   (Commission File Number)      (I.R.S. Employer
      of Incorporation)                                   Identification Number)

                               68149 MAIN STREET
                          BLOUNTSVILLE, ALABAMA 35031
                    (Address of Principal Executive Offices)

                                 (205) 429-1000
              (Registrant's Telephone Number, Including Area Code)

                                 NOT APPLICABLE
          (Former Name or Former Address, If Changed From Last Report)

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ITEM 5. OTHER EVENTS

         On November 20, 2003 the Board of Directors of the Registrant received a letter (the "Letter") dated November 14, 2003 from Kennon R. Patterson, Sr., former Chairman, President and CEO of the Registrant, stating that Mr. Patterson has taken an immediate leave of absence from the Registrant's Board of Directors, pending the disposition of the charges against him contained in an indictment issued by a federal grand jury on October 29, 2003. In the Letter Mr. Patterson said that he would not seek or accept a new term as a director if his current term expires prior to a final resolution of the charges against him. A copy of the Letter is filed as Exhibit 99.1 hereto and is incorporated herein by reference.

         Mr. Patterson's employment with the Registrant and its subsidiary, Community Bank, was terminated on January 27, 2003, and Mr. Patterson was removed as a director of Community Bank on February 6, 2003.

ITEM 7. FINANCIAL STATEMENTS AND EXHIBITS

(c)      The following exhibits are filed herewith:

Exhibit Number         Description
--------------         -----------
99.1                   Letter from Kennon R. Patterson, Sr. to the Registrant's
                       Board of Directors dated November 14, 2003


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                                   SIGNATURES

         Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

COMMUNITY BANCSHARES, INC.




By:  /s/ Patrick M. Frawley
     -----------------------------------------------
     Patrick M. Frawley
     Chairman, Chief Executive Officer and President

Date: November 20, 2003


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EXHIBIT INDEX

Exhibit Number        Description
--------------        -----------
99.1                  Letter from Kennon R. Patterson, Sr. to the Registrant's
                      Board of Directors dated November 14, 2003